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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 30, 1997

                      PHYSICIANS CLINICAL LABORATORY, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                      0-20678              68-0280528
    (State or other                (Commission           (IRS Employer
    jurisdiction of               File Number)        Identification No.)
    incorporation)


  3301 C STREET, SUITE 100E, SACRAMENTO, CA                  95816
  (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (916) 444-3500

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Item 1.        Change in Control.

               THIS REPORT ON FORM 8-K REFERS TO AND SUMMARIZES CERTAIN AGREEMENTS, CONTRACTS AND DOCUMENTS RELATING TO PHYSICIANS CLINICAL LABORATORY, INC. ANY DESCRIPTION OF THE TERMS OR PROVISIONS OF SUCH AGREEMENTS, CONTRACTS AND DOCUMENTS DOES NOT PURPORT TO BE COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE ACTUAL AGREEMENT, CONTRACT OR DOCUMENT BEING DISCUSSED WHICH IS FILED AS AN EXHIBIT HERETO.

               On November 8, 1996 (the "Petition Date"), Physicians Clinical Laboratory, Inc., a Delaware corporation ("PCL"), and its subsidiaries, Quantum Clinical Laboratories, Inc., Regional Reference Laboratory Governing Corporation, Diagnostic Laboratories, Inc., and California Regional Reference Laboratory (collectively with PCL, the "Debtors" or the "Company") commenced their respective reorganization cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code").

               The Debtors provide clinical laboratory testing services in the State of California. Clinical testing focuses on testing bodily fluids for the diagnosis and treatment of illnesses. The Debtors provide these services in a high-quality and cost-efficient manner to a diversified group of customers and payor sources, including office-based physicians, managed health care associations and acute-care hospitals.

               On December 12, 1996, the Debtors, Nu-Tech Biomed, Inc., a Delaware corporation ("Nu-Tech") and the Debtors' senior lenders (collectively, the "Proponents") filed a joint plan of reorganization which embodied the terms of the Prepetition Termsheet agreed to among the Proponents. On January 17, 1997, the Proponents filed a modified joint plan of reorganization, which contained certain amendments to the joint plan of reorganization filed on December 2, 1996. On February 11, 1997, the Proponents filed the Second Amended Plan of Reorganization of Physicians Clinical Laboratories, Inc. and Its Affiliated Debtors (the "Plan") with the United States Bankruptcy Court for the Central District of California (the "Court"), which contained certain amendments to the plan of reorganization filed on January 17, 1997. The Plan is incorporated hereto by reference as Exhibit 2.1.

               On February 26, 1997, Nu-Tech completed the sale of its ownership interest in another clinical laboratory company, Medical Science Institute, Inc. ("MSI") to PCL. Nu-Tech sold its interest MSI to PCL for approximately $7.6 million. Nu-Tech received approximately $2.6 million in cash and a secured promissory note of PCL in the principal amount of $5,000,000 that was secured by all the assets of PCL, but was subordinate to certain other claims and other administrative expenses (the "MSI Acquisition Note"). In the event the Plan was consummated and the Plan provided that Nu-Tech was to become the owner of 52.6% of the outstanding capital stock of PCL, the MSI Acquisition Note was to be forgiven.

               By order dated April 23, 1997 (the "Confirmation Order"), the Court confirmed the Plan pursuant to section 1129 of the Bankruptcy Code. By separate order dated April 23, 1997, the Debtors' chapter 11 estates were substantively consolidated. Pursuant to the Plan, all


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conditions to the effective date of the plan (the "Effective Date") were to be satisfied or waived on or before July 22, 1997, unless such date was extended by the Court.

ACTIONS ON THE EFFECTIVE DATE

               Pursuant to the Plan, prior to the Effective Date, all of the Debtors were merged with and into PCL. On September 30, 1997, all conditions to the Effective Date in the Plan were satisfied. On October 3, 1997, the Effective Date was declared by the Company and the following actions occurred:

               The Old Common Stock of each Debtor, the Old Stock Options and the Old Warrants (collectively, the "Capital Stock"), the original credit agreements, guarantees, letters of credit, reimbursement agreements and other documents executed and/or agreements entered into by each Debtor relating to the Senior Debt Claims (collectively, the "Existing Lender Agreements"), that certain Indenture dated as of August 24, 1993 by and among PCL, Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Shearson, Inc., and all related agreements (collectively, the "Old Indenture"), and the $40 million 7.5% Convertible Subordinated Debenture due 2000 (the "Debentures") were deemed canceled and of no further force and effect. The Company amended and restated its Certificate of Incorporation in the State of Delaware, filed as Exhibit 99.3, which authorized the issuance of 50,000,000 shares of common stock, par value $0.01 per share (the "New Common Stock"). The reorganized Company issued, inter alia, (i) 2,500,000 shares of New Common Stock, (ii) senior secured notes, in the principal amount of $55,000,000, and (iii) warrants, exercisable within five years of the Effective Date, to purchase approximately 131,579 shares of New Common Stock to be issued and outstanding on the Effective Date, at an exercise price of $13.30 per share. In addition, the reorganized Company adopted Amended and Restated Bylaws effective as of September 30, 1997 (the "Bylaws"), which are filed as Exhibit 99.4.

               The Company satisfied its obligations to its impaired creditors as follows: (A) Nu-Tech received 1,315,000 shares of New Common Stock, or approximately 52.6% of the authorized shares of the New Common Stock issued and outstanding on the Effective Date, constituting an estimated percentage recovery of 79.58% of its allowed claims; of those shares, 890,000 shares were in exchange for approximately $13.0 million in senior secured debt (which debt Nu-Tech purchased from Oaktree Capital Management LLC ("Oaktree"), The Copernicus Fund, L.P. ("Copernicus"), DDJ Overseas Corp. ("DDJ"), Belmont Fund, L.P. ("Belmont I"), Belmont Capital Partner , II, L.P. ("Belmont II") and Cerberus Partners, L.P. ("Cerberus") (collectively the "Senior Lenders") just prior to the Petition Date); Nu-Tech also received an additional 425,000 shares in exchange for Nu-Tech's cancellation of the MSI Acquisition Note; (B) the Senior Lenders, which held an aggregate of approximately $80.0 million of secured debt, each received a pro rata share of $55.0 million in new senior secured notes and 952,500 shares of New Common Stock, which constitutes 38.1% of the amount of issued and outstanding New Common Stock, constituting an estimated percentage recovery of 84.37% of their aggregate allowed claims; (C) the holders of the Debentures each received a pro rata share of 232,500 shares of New Common Stock, which constitutes 9.3% of the amount of issued and outstanding New Common Stock, constituting an estimated percentage recovery of 5.9% of their aggregate allowed claims; (D) the Company's former shareholders will receive warrants to purchase 131,579


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shares of the New Common Stock for a period of up to five years, at a purchase price of $13.30 per share, which price is based upon an implied enterprise value for the Company of $90.0 million, and (E) each of the Company' s general unsecured creditors received a pro rata share of $2.45 million in cash and an unsecured note in the principal amount of $400,000, constituting an estimated percentage recovery of 16.29% of their aggregate allowed claims. The holders of Old Stock Options and Old Warrants did not receive any distributions or property under the Plan.

               In addition, the reorganized Company entered into the following agreements: (A) the New Indenture, dated as of September 30, 1997 between the reorganized Company and First Trust National Association ("FTNA"), filed as
Exhibit 4.1 (the "Indenture"); (B) the Security Agreement, dated as of September 30, 1997, between the reorganized Company and FTNA, filed as Exhibit 4.2; (C) the Pledge Agreement, dated as of September 30, 1997, between the reorganized Company and FTNA, filed as Exhibit 4.3; (D) the Stockholders Agreement, dated as of September 30, 1997, by and among the reorganized Company, Nu-Tech, and Oaktree, filed as Exhibit 4.6; (E) the Employment Agreement, made as of September 30, 1997, by and between the reorganized Company and J. Marvin Feigenbaum, filed as Exhibit 99.1; (F) the Noncompetition Agreement, made as of September 30, 1997, by and among the reorganized Company and Nu-Tech, filed as
Exhibit 99.2; (G) the Warrant Agreement, dated as of September 30, 1997, between the reorganized Company and U.S. Trust Company of California, N.A. as warrant agent, filed as Exhibit 4.7; (H) the Healthcare Receivables Purchase and Transfer Agreement, dated as of September 30, 1997, filed as Exhibit 4.8; (I) the Assignment of Healthcare Receivables Purchase and Transfer Agreement as Collateral Security, dated September 30, 1997 and filed as Exhibit 4.9; (J) the Loan and Security Agreement, dated as of September 30, 1997, between Bio-Cypher Funding Corp, a Delaware corporation (the "Funding Corp."), and Daiwa Healthco-2 LLC, a Delaware LLC ("Daiwa"), filed as Exhibit 4.10; and (K) the Depositary Agreement, dated as of September 30, 1997, among the reorganized Company, the Funding Corp., Daiwa, and Union Bank of California, N.A., filed as Exhibit 4.11.

The Indenture

               The Indenture was entered into between the reorganized Company and FTNA in connection with the issuance of the reorganized Company's $55,000,000 Senior Secured Notes Due 2004. The original principal amount is $55,000,000 and the Notes will bear interest at the rate of either 10% per annum in cash or 12% per annum in kind, at the option of the reorganized Company, for the first two years after issuance. The reorganized Company may not make any interest payments in kind once a cash interest payment has been made pursuant to the Indenture. After two years, the Notes will bear interest at the rate of 11% per annum in cash, which rate will be increased by 1% per annum through maturity. Interest will be payable semi-annually. To the extent lawful, the reorganized Company will pay interest on overdue principal and overdue installments of interest at the rate of 1% per annum in excess of the then applicable interest rate on the Notes. The Notes will mature seven years after issuance.

               The Notes may be redeemed, at the reorganized Company's option, in whole or in part, upon not less than 30 or more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereon, plus accrued and unpaid interest thereon through the applicable redemption date. Except with respect to certain repurchase obligations, the reorganized


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Company will not be obligated to make mandatory redemption or sinking fund payments with respect to the Notes. Upon the occurrence of a Change of Control (as defined in the Indenture), each noteholder shall have the right to require the reorganized Company to repurchase such holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount of such Note, plus accrued and unpaid interest through the date of repurchase. When the aggregate amount of excess proceeds from any asset sale exceeds $5.0 million, the reorganized Company will be obligated to make an offer to repurchase the maximum principal amount of Notes that may be purchased with such Excess Proceeds at an offer price in cash equal to 100% of the principal amount of such Notes at maturity, plus accrued and unpaid interest. "Excess Proceeds" means the net proceeds from any asset sale that have not been applied, at the reorganized Company's option,
(a) to permanently reduce amounts outstanding under the Exit Financing Facility, or (b) to make an investment in a permitted business or certain permissible capital expenditures with respect to the acquisition of certain long term tangible assets. Upon consummation by the reorganized Company of an underwritten public offering of its capital stock, the reorganized Company shall be obligated to offer to purchase the maximum principal amount of Notes possible from the Equity Net Proceeds at an offer price in cash equal to 100% of the principal amount of such Notes at maturity, plus accrued and unpaid interest. "Equity Net Proceeds" means 35% of the net proceeds received by the reorganized Company from any such public offering of its capital stock.

               Payment of the Notes is secured by a first priority security interest in all existing and future assets of the reorganized Company including, without limitation, accounts, equipment, inventory, intellectual property (including patents, copyrights and trademarks), documents, instruments and any and all proceeds of the foregoing. Finally, as additional collateral for payment of the Notes, the reorganized Company pledged all of the capital stock of its now owned, or hereafter acquired, subsidiaries, for the benefit of the noteholders. Each of the Security Agreement and Pledge Agreement contains customary provisions regarding the preservation of collateral, defaults and remedies, as well as customary covenants, representations and warranties. Pursuant to an intercreditor agreement between the Trustee (on behalf of the noteholders) and Daiwa, the security interests granted to the Trustee in the reorganized Company's receivables will be subordinated to Daiwa, as the lender providing the Exit Financing Facility.

               Until the first two cash interest payments are made by the reorganized Company, the Indenture will contain covenants regarding minimum EBITDA (earnings before interest, taxes, depreciation and amortization), minimum tangible net worth, minimal EBITDA/interest expense coverage and certain restrictions on capital expenditures. The Indenture contains customary covenants, representations and warranties, as well as customary provisions regarding defaults, remedies and modifications. The Indenture is filed as
Exhibit 4.1.

The Warrant Agreement

               The reorganized Company has agreed to issue warrants (subject to adjustment as set forth below) for the purchase by warrant holders of an aggregate of 131,579 shares of New Common Stock in the reorganized Company, $.01 par value, which amount constitutes approximately 5% of the shares of the New Common Stock to be issued and outstanding immediately after the Effective Date of the Plan. Each warrant will entitle the holder thereof to


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acquire one share of New Common Stock at a price of $13.30 per share. The exercise price was derived based upon an assumed total enterprise value for the reorganized Company of $90 million. The warrants will be exercisable at any time from 9:00 a.m., New York City time, on the date of their issuance to 5:00 p.m., New York City time, on the fifth anniversary of the Effective Date of the Plan (the "Exercise Period"). Each warrant not exercised prior to the expiration of the Exercise Period will become void.

               The number and kind of securities purchasable upon the exercise of warrants and the exercise price therefor will be subject to adjustment upon the occurrence of certain events, including the issuance of New Common Stock or other shares of capital stock as a dividend or distribution on the New Common Stock; subdivisions, reclassifications and combinations of the New Common Stock; the issuance to all holders of New Common Stock of certain rights, options or warrants entitling them to subscribe for or purchase New Common Stock; the distribution to holders of New Common Stock of evidences of indebtedness or assets of the reorganized Company or any entity controlled by the reorganized Company (excluding cash dividends or cash distributions from consolidated earnings or surplus legally available for such dividends or distributions); the distribution to holders of New Common Stock of shares of capital stock of any entity controlled by the reorganized Company; the issuance of shares of New Common Stock for less consideration than the then-current market price of the New Common Stock; and the issuance of securities convertible into or exchangeable or exercisable for shares of New Common Stock or rights to subscribe for such securities, for a consolidation per share of New Common Stock deliverable on such conversion, exchange or exercise that is less than the then-current market price thereof (although that no adjustment in such shares or exercise price will be required in connection with the issuance of the New Common Stock, options, rights, warrants or other securities pursuant to the Plan, any plan adopted by the reorganized Company or any entity controlled by the reorganized Company for the benefit of employees or directors, or any share purchase rights plan adopted by the reorganized Company; the issuance of shares of New Common Stock or securities convertible into or exchangeable for shares of New Common Stock pursuant to an underwritten public offering satisfying specified criteria; sales of New Common Stock pursuant to a plan adopted by the reorganized Company for the reinvestment of dividends or interest; the issuance of shares of New Common Stock to shareholders of any corporation which is acquired by, merged into or made a part or subsidiary of the reorganized Company in an arm's-length transaction; or a change in the par value of the New Common Stock). Additionally, no adjustment will be required if in connection with any of the events otherwise giving rise to an adjustment the holders of the warrants receive such rights, securities or assets as such holders would have been entitled had the warrants been exercised immediately prior to such event, and no adjustment will be required unless such adjustment would require a change in the aggregate number of shares of New Common Stock issuable upon the hypothetical exercise of a warrant of at least 1% (but any adjustment requiring a change of less than 1% will be carried forward and taken into account in any subsequent adjustment).

               The reorganized Company and the warrant agent may from time to time supplement or amend the Warrant Agreement without the approval of any holder to cure, among other things, any ambiguity or to correct or supplement any provision or to comply with the requirements of any national securities exchange. Any other supplement or amendment to the Warrant Agreement may be made with the approval of the holders of a majority of the then


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outstanding warrants; provided, however, that any such amendment or supplement that (i) increases the exercise price; (ii) decreases the number of shares of New Common Stock issuable upon exercise of warrants; or (iii) shortens the Exercise Period requires the consent of each holder of a warrant affected thereby. The Warrant Agreement is filed as Exhibit 4.7.

The New Common Stock Registration Rights Agreement.

               After the earlier of: (a) thirty months from the date of the New Common Stock Registration Rights Agreement, or (b) six months after the date that the first registration statement filed by the reorganized Company with respect to shares of the New Common Stock in connection with an underwritten public offering is declared effective by the Commission, and continuing throughout the term of the New Common Stock Registration Rights Agreement, those shareholders (including Nu-Tech) holding at least a majority of the Registrable Securities (as defined therein) issued to the Senior Lenders and Nu-Tech under the Plan shall have the right to request the registration of such Registrable Securities (a "Demand"). The reorganized Company will then be required to file with the Securities and Exchange Commission (the "Commission"), within 120 days after receiving notice of such Demand (such time period to be extended by the number of days that a Suspension Period may be in effect), a registration statement (a "Stock Registration Statement") on Form S-1 or Form S-3, if use of such a form is then available to cover resales of Registrable Securities. Such holders thereof must satisfy certain conditions relating to the provision of information in connection with the Stock Registration Statement. The reorganized Company will use commercially reasonable efforts to cause the Stock Registration Statement to be declared effective by the Commission within 180 days of such Demand.

                In the event that the reorganized Company defaults under its obligations with respect to the registration of the New Common Stock, under certain circumstances, the reorganized Company will be liable for liquidated damages for the period that such default continues. No liquidated damages will be payable with respect to any week commencing two years or more after the reorganized Company consummates a registered public offering of its equity securities.

               Under the New Common Stock Registration Rights Agreement, "Registrable Securities" means the New Common Stock acquired by persons pursuant to the Plan or acquired by their successors and permitted assigns in accordance with such agreement. The holders of the New Common Stock who are a party to the New Common Stock Registration Rights Agreement will have the right to make one Demand for the filing of a Stock Registration Statement.

               The New Common Stock Registration Rights Agreement contains a variety of other provisions applicable to a demand registration and will include certain limited provisions pertaining to a shelf registration. However, the provisions of the New Common Stock Registration Rights Agreement are for the exclusive benefit of the parties thereto. The reorganized Company is required to pay specified expenses in connection with such registration and is required to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. The registration rights provided for in the New Common Stock Registration Rights Agreement are transferable to permitted transferees of New Common Stock


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that comply with specified procedures. The New Common Stock Registration Rights
Agreement is filed as Exhibit 4.5.

The New Senior Notes Registration Rights Agreement.

               After a period of 15 months from the date of the New Senior Notes Registration Rights Agreement, and continuing throughout the term of the New Senior Notes Registration Rights Agreement, those Senior Lenders holding at least a majority of the Registrable Securities (as defined therein) issued to the Senior Lenders under the Plan shall have the right to request the registration of such Registrable Securities (a "Demand"). The reorganized Company will then be required to file with the Commission within 120 days after receiving notice of such Demand (such time period to be extended by the number of days that a Suspension Period may be in effect), a registration statement (a "Note Registration Statement") on Form S-1 or Form S-3, if use of such a form is then available to cover resales of Registrable Securities. Such holders thereof must satisfy certain conditions relating to the provision of information in connection with the Note Registration Statement. The reorganized Company will use commercially reasonable efforts to cause any Note Registration Statement to be declared effective by the Commission within 180 days of such Demand.

               In the event that the reorganized Company defaults under its obligations with respect to the registration of the New Senior Notes, under certain circumstances, the reorganized Company will be liable for liquidated damages for the period that such default continues. No liquidated damages will be payable with respect to any week commencing two years or more after the reorganized Company consummates a registered public offering of its equity securities.

               Under the New Senior Notes Registration Rights Agreement, "Registrable Securities" means the New Senior Notes acquired by persons pursuant to the Plan or acquired by their successors and permitted assigns in accordance with such agreement. The holders of the New Senior Notes who are a party to the New Senior Notes Registration Rights Agreement will have the right to make one Demand for the filing of a Note Registration Statement.

               The New Senior Notes Registration Rights Agreement contains a variety of other provisions applicable to a demand registration and will include certain limited provisions pertaining to a shelf registration. However, the provisions of the New Senior Notes Registration Rights Agreement are for the exclusive benefit of the parties thereto. The reorganized Company is required to pay specified expenses in connection with such registration and is required to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. The registration rights provided for the New Senior Notes Registration Rights Agreement are transferable to permitted transferees of New Senior Notes that comply with specified procedures. The New Senior Notes Registration Rights Agreement is filed as Exhibit 4.4.


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THE STOCKHOLDERS AGREEMENT AND CERTAIN GOVERNANCE MATTERS

The Stockholders Agreement

               On the Effective Date, Nu-Tech and Oaktree (collectively, the "Stockholders") and the reorganized Company entered into the Stockholders Agreement dated as of September 30, 1997. Following is a brief description of the substantive provisions of such agreement:

               (i) Transfer Restrictions. None of the shares of the New Common Stock or any securities exercisable for or convertible into the New Common Stock (the "Securities") held by the Stockholders may be transferred unless (A) the transferee shall deliver to the reorganized Company a written acknowledgment that the Securities are subject to the Stockholders Agreement; (B) such transfer shall be made pursuant to a public offering registered under the Securities Act and in accordance with applicable state law; (C) such transfer is made to an Affiliate of the transferring Stockholder; or (D) such transfer is made by Nu-Tech in a pro rata distribution of Securities to its stockholders. In addition, the Stockholders agree that they will not, without the prior written consent of the reorganized Company, transfer any shares of New Common Stock to Cerberus or any entity which owns, directly or indirectly, 5% or more of the issued and outstanding equity securities of any entity that conducts clinical or specialized laboratory services as its principal business.

               (ii) Stockholder Share Purchase Rights. If the reorganized Company desires in good faith to issue or transfer the Securities, the reorganized Company shall deliver a written notice of the proposed transfer to each of Nu-Tech and Oaktree (the "Transfer Notice"), which notice shall contain a description of the proposed transaction and the terms thereof, and shall be accompanied by a copy of the bona fide third party written offer. If the reorganized Company receives authority from its Board of Directors, it may issue the Securities on the terms set forth in the Transfer Notice; subsequently (except in certain circumstances set forth in the Shareholders Agreement), the reorganized Company shall make the offer to sell to each Stockholder a pro rata portion of the Securities based upon such Stockholder's holdings of New Common Stock. Any Stockholder may, by written notice, accept such offer, in whole or in part, within thirty days after receipt of the offer.

               The reorganized Company's Certificate of Incorporation also provides certain shareholders with rights to acquire additional shares pro rata to their holdings if additional shares are issued or transferred by the reorganized Company. The terms of the Certificate of Incorporation are identical to those set forth in the Stockholders Agreement, except that in addition to Nu-Tech and Oaktree, Belmont I, Belmont II, Copernicus, Galileo Fund, L.P. ("Galileo") and Cerberus, and all of their respective permitted transferees, are the beneficiaries of such purchase rights.


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               (iii) Initial Board of Directors. The Initial Board of Directors,
as specified in the Stockholders Agreement, is comprised of:

               Dr. Nathan Rubin
               Mr. J. Marvin Feigenbaum
               Mr. Matthew S. Barrett
               Mr. David Sterling
               Mr. William J. Begley

               (iv) Voting Agreement. On or after September 30, 1998, at the next annual or special meeting called for the purpose of electing directors, each Stockholder shall elect five members of the Board of Directors, of which two individuals shall be designated by OCM Administrative Services, L.L.C . or its designee ("OCM") (an affiliate of Oaktree) and three individuals shall be designated by Nu-Tech. If a director designated by OCM or Nu-Tech vacates such position for any reason prior to the expiration of his or her term, then OCM or Nu-Tech shall have the right to nominate a replacement so long as it continues to beneficially own the percentage of outstanding Securities specified in the Stockholders Agreement.

               (v) Corporate Governance. During such time as OCM has the right to designate Directors under the Stockholders Agreement, an affirmative vote of at least one Director who is appointed by OCM shall be required to: (A) authorize or propose to authorize any agreement of the reorganized Company other than issuances of securities pursuant to the Warrants, employee benefit plans, management incentive plans or employment agreements with officers of the reorganized Company; (B) issue, or propose to issue any capital stock; (C) modify or propose to modify the Certificate of Incorporation or the Bylaws of the reorganized Company; (D) directly or indirectly acquire or propose to acquire any of its capital stock, or any security exercisable or exchangeable for or convertible into any of its capital stock; (E) effect or propose to effect a recapitalization or reorganization of the reorganized Company in any form; (F) consolidate or merge, or propose to consolidate or merge, or transfer all or substantially all of the properties and assets of the reorganized Company; (G) incur, or cause any subsidiary of the reorganized Company to incur any indebtedness or other payment obligation out of the ordinary course of business (other than amounts borrowed pursuant to the Loan and Security Agreement), that exceeds $1,000,000 when aggregated with all other outstanding indebtedness of the reorganized Company and its subsidiaries; (H) make any Capital Expenditure that exceeds $1,000,000 when aggregated with all other Capital Expenditures in the immediately preceding twelve month period; or (I) modify the Employment Agreement (as defined below) or otherwise approve any compensation arrangement or other transaction for the benefit of Mr. Feigenbaum other than as provided in the Employment Agreement. The Stockholders Agreement is filed as Exhibit 4.6.


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The Certificate of Incorporation and the By-Laws

               The Certificate of Incorporation provides that the number of Directors shall be five, the Directors may be elected only at an annual meeting of stockholders, and said election need not be by written ballot unless requested by the Chairman or by the majority stockholders. Vacancies on the Board will be filled solely by the majority of the remaining Directors then in office and Board Members elected in this manner will hold office until the next annual meeting and until his or her successor is elected and qualified. Any Director may be removed from office only at an annual or special meeting of the stockholders, the notice of which meeting states that the removal of a Director is among the purposes of the meeting, and with an affirmative vote of the holders of at least 66 2/3% of the voting stock. The Certificate of Incorporation provides that each Director, officer, employee or agent of the reorganized Company shall be indemnified by the reorganized Company to the full extent permitted by law, and will be entitled to advancement of expenses in connection therewith.

               The Bylaws of the reorganized Company provide, in general, that
(i) subject to the Certificate of Incorporation, the number of Directors will be fixed within a specified range by a majority of the total number of the reorganized Company Directors then in office; (ii) the Directors in office from time to time will fill any newly created directorship or vacancy on the Board;
(iii) Directors may be removed only by the holders of at least 66 2/3% of the reorganized Company's voting stock; (iv) special meetings of stockholders may be called only by the Chairman of the Board or the Secretary of the reorganized Company within ten days of receipt of the written request of a majority of the total number of Directors of the reorganized Company that the reorganized Company would have if there were no vacancies, or the holders of record of at least 10% of the voting stock, and any such request must state the purpose or purposes of the proposed meeting; and subject to certain exceptions, the Board may postpone and reschedule any previously scheduled annual or special meeting of stockholders.

               The Bylaws also require that stockholders desiring to bring any business before an annual meeting of stockholders deliver written notice thereof to the Secretary of the reorganized Company not less than 50 days in advance of the meeting of stockholders; provided, however, that in the event that the date of the meeting is not publicly announced by the reorganized Company more than 60 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the reorganized Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The Bylaws further require that the notice by the stockholder set forth a description of the business to be brought before the meeting and the reasons for conducting such business at the meeting and certain information concerning the stockholder proposing such business at the meeting and the beneficial owner, if any, on whose behalf the proposal is made, including their names and addresses, the class and number of shares of the reorganized Company that are owned beneficially and of record by each of them and any material interest of either in the business proposed to be brought before the meeting.

               The Bylaws also provide that the terms of any Director who is also an officer of the reorganized Company will terminate automatically, without any further action on the part of the Board or such Director, upon the termination for any reason of such Director in his or her capacity as an officer of the reorganized Company. The Company's Bylaws are filed as Exhibit 99.4.

               Under applicable provisions of the Delaware General Corporation Law, the approval of a Delaware company's board of directors, in addition to stockholder approval, is required to adopt any amendment to a company's certificate of incorporation, but a company's bylaws may be amended either by action of its stockholders or, if the company's certificate of incorporation so provides, its board of directors. However, the reorganized Company's Certificate and Bylaws provide that the provisions summarized above and certain other provisions, including those relating to the classification of the Board and nominating procedures, may not be amended by the stockholders nor may any provisions inconsistent therewith be adopted by the stockholders, without the affirmative vote of the holders of at least 75% of the company's voting stock, voting together as a single class. The Company's Certificate of Incorporation authorizes the Board to approve amendments to the Bylaws. Any amendment to the Bylaws relating to the automatic termination of any Director who is an officer upon termination of such officer would require the affirmative vote of the holders of at least 66 2/3% of the Directors then in office. The Company's Certificate of Incorporation is filed as Exhibit 99.3.

Daiwa Facility

               On September 30, 1997, the reorganized Company and its wholly owned subsidiary, the Funding Corp. entered into a $10 million healthcare receivables financial facility (the "Exit Financing Facility") with Daiwa. Under the Exit Financing Facility, the reorganized Company sells and contributes all of its healthcare accounts receivables to the Funding Corp., which in turn pledges such accounts receivable to the Daiwa as collateral for revolving loans. The proceeds of such revolving loans are used to purchase the eligible accounts receivable from the reorganized Company. The reorganized Company then uses such funds to fund future operating and capital expenditures and to establish the future liquidity needed to operate its businesses.

               Under the Healthcare Receivables Purchase and Transfer Agreement, the reorganized Company sells and contributes all of its healthcare accounts receivables and related items to the Funding Corp. for a purchase price equal to 95% of the expected net value of those accounts receivable that meet certain eligibility requirements. The reorganized Company will also act as the servicer of such accounts receivable, continuing to conduct all billing and collection responsibilities. The Funding Corp. may replace the reorganized Company with a third-party servicer upon the occurrence of certain termination events. The Healthcare Receivables Purchase and Transfer Agreement is filed as Exhibit 4.8.

               Under the Loan and Security Agreement, the Funding Corp. pledges the accounts receivable received from the reorganized Company to Daiwa as collateral for revolving loans. Daiwa makes revolving loans available to the Funding Corp. in an amount up to the lessor of (a) $10 million and (b) a borrowing base equal to 85% of the value of eligible accounts receivable, subject to certain adjustments. The Funding Corp. must pay interest on the outstanding balance of these revolving loans at an interest rate per annum equal to two percent in excess of the LIBOR Rate (as defined and calculated under the Loan and Security Agreement), which interest rate will increase by three percent after an event of default under the Loan and Security Agreement. The Funding Corp. must also pay to Daiwa a monthly non-utilization fee equal to one-half of a percent on the amount by which $10 million exceeds the outstanding balance of all revolving loans during the prior month. The Loan and Security Agreement is filed as
Exhibit 4.10.

               Both the Healthcare Receivables Purchase and Transfer Agreement and the Loan and Security Agreement contain representations and warranties, affirmative and negative covenants (including financial covenants), events of default and events of termination that are typical in transactions of this nature. The Exit Financing Facility expires on September 30, 1999.

Employment Agreement

               On September 30, 1997, J. Marvin Feigenbaum entered into an Employment Agreement with the reorganized Company pursuant to which he is also to be employed as President and Chief Executive Officer and Chairman of the Board of the reorganized Company (the "Employment Agreement"). The employment of Mr. Feigenbaum is for a term of three years at a base salary of $104,000 per annum through October 31, 1997, and $208,000 per annum thereafter. The reorganized Company is to provide Mr. Feigenbaum with health insurance to the extent not provided for under other employment arrangements, long term disability insurance, reimbursement for reasonable and necessary expenses incurred, and an automobile allowance of $500 per month relating to the use of an automobile while in the state of California, and certain travel and living expenses. Mr. Feigenbaum is also to be provided with a policy of term life insurance in the amount of $500,000. As part of the Employment Agreement, Mr. Feigenbaum is subject to certain non-disclosure provisions and a restrictive covenant which provide for the non-disclosure of trade secrets and confidential information of the reorganized Company and which information is not generally known. While employed by the reorganized Company, Mr. Feigenbaum may not become associated with another business which is directly involved in the provision of clinical laboratory services anywhere in the United States and, in the event of his termination of employment under certain circumstances, Mr. Feigenbaum is not to engage in any competitive act in the United States prior to September 30, 2001. In connection with his employment by the reorganized Company, the reorganized Company granted to Mr. Feigenbaum options to purchase 100,000 shares of the reorganized Company's common stock at an exercise price of $.25 per share and granted options to purchase an additional 100,000 shares of the reorganized Company's common stock at an exercise price of $5 per share, which latter 100,000 options vest and become exercisable based on the reorganized Company's performance for each of the years ended December 31, 1997, 1998 and 1999. Such Employment Agreement is filed as Exhibit 99.1. On October 23, 1997, the reorganized Company's Board of Directors authorized an amendment to the Employment Agreement providing that all 200,000 options granted to Mr. Feigenbaum would be exercisable at $.25 per share without regard to the previously imposed performance conditions.

Non-Competition Agreement

               On September 30, 1997, Nu-Tech entered into a Non-Competition Agreement with the reorganized Company. The entry into this agreement was in connection with the purchase by the reorganized Company of all of the shares of capital stock of MSI formerly owned by Nu-Tech. The Non-Competition Agreement provides that Nu-Tech will not, directly or indirectly, engage in a business which is involved in the provision of clinical laboratory services in the United States during such time as Nu-Tech is the beneficial owner of 25% of the issued and outstanding shares of the reorganized Company; provided, however, that the specialized cancer or genetic diagnostic laboratory services shall not be deemed to be clinical laboratory services for the purposes of the Non-Competition Agreement. The Non-Competition Agreement is filed as Exhibit 99.2.

Item 5.        Other Events.

Regulatory Investigation

               In late May, 1997, PCL became aware of a subpoena it had received in April of 1997 to furnish certain documents to the United States Department of Defense with respect to PCL's Civilian Health and Medical Program of Uniformed Services ("CHAMPUS") billing practices. In late May, 1997, PCL was also notified that its Medicare and MediCal billing practices were undergoing review by the Office of Inspector General of the United States Department of Health and Human Services ("HHS/OIG"), and in early June of 1997, PCL received a subpoena to furnish certain documents to HHS/OIG in connection with such review. Due to PCL's cooperation and negotiations with these government agencies, on July 24, 1997, the Court, on stipulation of the Proponents and the Committee, extended the date by which certain conditions to the Effective Date had to be satisfied or waived pursuant to the Plan for 60 days to September 19, 1997, and stated that the terms and conditions of the Plan would continue in full force and effect. The Court thereafter extended such date for an additional 11 days until September 30, 1997.

               The United States alleged that PCL submitted or caused to be submitted false and fraudulent claims for payment to the Medicare program ("Medicare"), Title XVIII of the Social Security Act, 42 U.S.C. Sections 1395-1395ddd, the MediCal Program, Title XIX of the Social Security Act and other federally funded health programs, for clinical laboratory services during the period from January 1, 1992 to July 18, 1997. During the course of its investigation, the Government revealed that its investigation was prompted by the filing of a qui tam action -- a whistleblower complaint -- by Taylor McKeeman (the "Relator"), a former officer of the Debtors, alleging that PCL violated the False Claims Act for certain actions detailed in the Complaint filed in the District Court for the Eastern District of California, in United States ex rel. Taylor McKeeman v. Physicians Clinical Laboratory, et al., CIV-S97-I005GEBGGH (the "Qui Tam Action").

               The United States also alleged certain claims and causes of action against PCL predicated upon the False Claims Act, 31 U.S.C. Sections 3729-3733, as amended; the Civil Monetary Penalties Law, 42 U.S.C. Section 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. Sections

3801-12; and the provisions for exclusion from the Medicare and State health care programs, 42 U.S.C. Section 1320a-7(b), 42 U.S.C. Section 1320a-7a and 42 U.S.C. Section 1320a-7(d); as well as under common law theories for damages and penalties arising out of claims for reimbursement for clinical laboratory services (collectively, with the Qui Tam Action, the "Government Claims").

               PCL denied the respective allegations of the United States and the Relator. Nevertheless, PCL immediately recognized that the Government Claims were significant and would adversely affect the Debtors' ability, among other things, to satisfy all conditions to the Effective Date and to consummate the Plan.

Settlement Agreements

               On or about July 18, 1997, PCL and the United States reached an agreement in principle to settle the Government Claims. The final agreement (the "Federal Agreement") resolved the Government Claims on substantially the following terms. The following description of the terms and provisions of the Federal Agreement is a summary only, and is qualified in its entirety by the actual terms and conditions of the Federal Agreement, which is filed as Exhibit 99.6.

               (1) PCL paid to the United States Government $200,000 18 days after the Court issued its order approving the Settlement Agreement (October 7, 1997); and will pay $1,800,000 in principal plus interest calculated at the Treasury Bill interest rate payable in equal monthly installments of $25,000 for six years;

               (2) PCL entered into a five-year corporate integrity agreement (the "Corporate Integrity Agreement") with the HHS/OIG, pursuant to which PCL will, among other requirements, set up and follow an internal corporate compliance plan with monitoring provided by an internal corporate compliance officer, provide proper training for its billing and marketing personnel, and fulfill various reporting requirements to HHS. A copy of the Corporate Integrity Agreement is filed as Exhibit 99.7;

               (3) PCL and J. Marvin Feigenbaum were released from civil and criminal liability under the False Claims Act and common law causes of action in connection with their billing practices from January l, 1992, to July 18, 1997;

               (4) The amounts owed to the United States will not be dischargeable in any bankruptcy; and

               (5) If PCL defaults on any of its obligations under the Settlement Agreement, all amounts owed will be immediately due, all releases will be void and PCL may be excluded from participation in Medicare and Medicaid.

               Subsequent to reaching an agreement in principle with the United States, PCL approached representatives of the State of California (the "State") to discuss the compromise and settlement of any outstanding claims that the State might have against PCL for its prior billing practices involving the MediCal program for clinical laboratory services during the period from January 1, 1992 to July 18, 1997. On or about August 28, 1997, PCL and the State reached a final agreement to settle such claims (the "State Agreement"). The State Agreement resolved the claims on substantially the following terms. The following description of the terms and provisions of the State Agreement is a summary only, and is qualified in its entirety by the actual terms and conditions of the State Agreement, which is filed as Exhibit 99.5.

               (1) PCL paid the State the sum of $100,000 22 days after the Court issued its order approving the Settlement Agreement (October 11). All of the terms of the Corporate Integrity Agreement executed by PCL and the United States Government are incorporated by reference and all of the terms therein are made applicable to the Settlement Agreement with the state;

               (2) The State released PCL and J. Marvin Feigenbaum from any civil or administrative monetary claim or cause of action that the California Department of Health Services had or may have had, and from any action seeking exclusion from the MediCal program with regard to the provision of and reimbursement for laboratory services under the MediCal program;

               (3) The State released PCL and Mr. Feigenbaum from any criminal liability for any conduct covered by the State Agreement; and

               (4) PCL will cooperate in any further investigation of individuals and entities not released by the State in the State Agreement.

On September 19, 1997, the Bankruptcy Court granted the Debtors' motion to approve the Federal Agreement and the State Agreement. The Bankruptcy Court's order became final on September 30, 1997.

Item 7.        Exhibits.

        (c)    Exhibits

               2.1 Second Amended Joint Plan of Reorganization of Physicians Clinical Laboratory and its Affiliated Debtors, filed with the Bankruptcy Court on February 7, 1997 (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K for June 6, 1997 (without exhibits).

               4.1 Indenture, dated as of September 30, 1997, among Physicians Clinical Laboratory, Inc., a Delaware corporation ("PCL"), and First Trust National Association ("FTNA").

               4.2 Security Agreement, dated as of September 30, 1997 between PCL and FTNA.

               4.3 Pledge Agreement, dated as of September 30, 1997, between PCL and FTNA.

               4.4 Note Registration Rights Agreement, dated as of September 30, 1997, by and among PCL, Oaktree Capital Management, LLC ("Oaktree"), The Copernicus Fund, L.P. ("Copernicus"), The Galileo Fund, L.P. ("Galileo"), Belmont Fund, L.P. ("Belmont I"), Belmont Capital Partners II, L.P. ("Belmont II"), and Cerberus Partners, L.P. ("Cerberus").

               4.5 Stock Registration Rights Agreement, dated as of September 30, 1997, by and among PCL, Nu-Tech Oaktree, Copernicus, Galileo, Belmont I, Belmont II, and Cerberus.

               4.6 Stockholders Agreement, dated as of September 30, 1997, by and among PCL, Nu-Tech, and Oaktree.

               4.7 Warrant Agreement, dated as of September 30, 1997, between PCL and U.S. Trust Company of California, N.A.

               4.8 Healthcare Receivables Purchase and Transfer Agreement, dated as of September 30, 1997.

               4.9 Assignment of Healthcare Receivables Purchase and Transfer Agreement as Collateral Security.

               4.10 Loan and Security Agreement, dated as of September 30, 1997, between Bio-Cypher Funding Corp, a Delaware corporation (the "Funding Corp."), and Daiwa Healthco-2 LLC, a Delaware LLC ("Daiwa").

               4.11 Depositary Agreement, dated as of September 30, 1997, among PCL, the Funding Corp., Daiwa, and Union Bank of California, N.A.

               99.1 Employment Agreement, made as of September 30, 1997, by and between PCL and J. Marvin Feigenbaum.

               99.2 Noncompetition Agreement, made as of September 30, 1997, by and among PCL and Nu-Tech.

               99.3   Amended and Restated Certificate of Incorporation of PCL.

               99.4 Amended and Restated Bylaws of PCL, effective as of September 30, 1997.

               99.5   Settlement Agreement re: State of California.

               99.6   Settlement Agreement re: Federal Government.

               99.7 Corporate Integrity Agreement between the United States Department of Health and Human Services and PCL.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PHYSICIANS CLINICAL LABORATORY, INC.


Date:  November 14, 1997                By:    /s/ J. Marvin Feigenbaum
                                        ----------------------------------------
                                               Name:  J. Marvin Feigenbaum
                                               Title: Chief Executive Officer

                                         EXHIBIT INDEX

Exhibit                                                                                 Page
Number                              Description of Document                            Number
------                              -----------------------                            ------
2.1         Second Amended Joint Plan of Reorganization of Physicians Clinical
            Laboratory and its Affiliated Debtors, filed with the Bankruptcy
            Court on February 7, 1997 (attached as Exhibit 2.1 to the Company's
            Current Report on Form 8-K for June 6, 1997 (without exhibits).

4.1         Indenture, dated as of September 30, 1997, among Physicians Clinical
            Laboratory, Inc., a Delaware corporation ("PCL"), and First Trust
            National Association ("FTNA")

4.2         Security Agreement, dated as of September 30, 1997 between PCL and
            FTNA.

4.3         Pledge Agreement, dated as of September 30, 1997, between PCL and
            FTNA.

4.4 Note Registration Rights Agreement, dated as of September 30, 1997, by and among PCL, Oaktree Capital Management, LLC ("Oaktree"), The
            Copernicus Fund, L.P. ("Copernicus"), The Galileo Fund, L.P.
            ("Galileo"), Belmont Fund, L.P. ("Belmont I"), Belmont Capital
            Partners II, L.P. ("Belmont II"), and Cerberus Partners, L.P.
            ("Cerberus").

4.5 Stock Registration Rights Agreement, dated as of September 30, 1997, by and among PCL, Nu-Tech Oaktree, Copernicus, Galileo, Belmont I,
            Belmont II, and Cerberus.

4.6 Stockholders Agreement, dated as of September 30, 1997, by and among PCL, Nu-Tech, and Oaktree.

4.7         Warrant Agreement, dated as of September 30, 1997, between PCL and
            U.S. Trust Company of California, N.A.

4.8         Healthcare Receivables Purchase and Transfer Agreement, dated as of
            September 30, 1997.

4.9 Assignment of Healthcare Receivables Purchase and Transfer Agreement as Collateral Security.

4.10        Loan and Security Agreement, dated as of September 30, 1997, between
            Bio-Cypher Funding Corp, a Delaware corporation (the "Funding
            Corp."), and Daiwa Healthco-2 LLC, a Delaware LLC ("Daiwa").

4.11        Depositary Agreement, dated as of September 30, 1997, among PCL, the
            Funding Corp., Daiwa, and Union Bank of California, N.A.

99.1 Employment Agreement, made as of September 30, 1997, by and between PCL and J. Marvin Feigenbaum.

99.2 Noncompetition Agreement, made as of September 30, 1997, by and among PCL and Nu-Tech.

99.3        Amended and Restated Certificate of Incorporation of PCL.

99.4        Amended and Restated Bylaws of PCL, effective as of September 30,
            1997.

99.5        Settlement Agreement re:  State of California.

99.6        Settlement Agreement re:  Federal Government.

99.7 Corporate Integrity Agreement between the United States Department of Health and Human Services and PCL.